As filed with the Securities and Exchange Commission on August 25, 1997.


                                                      Registration No. 333-30531
                                                      --------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               EPIX MEDICAL, INC.
             (Exact Name of Registrant as Specified in its Charter)


               Delaware                            04-3030815
     (State or Other Jurisdiction               (I.R.S. Employer
   of Incorporation or Organization)         Identification Number)


                71 Rogers Street, Cambridge, Massachusetts 02142
    (Address, Including Zip Code of Registrant's Principal Executive Offices)

                             ----------------------

                 AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                 MICHAEL D. WEBB
                      President and Chief Executive Officer
                               EPIX Medical, Inc.
                                71 Rogers Street
                            Cambridge, Massachusetts
                                 (617) 499-1400
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

                                 with copies to:

                             WILLIAM T. WHELAN, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                             ----------------------



         The Registration Statement on Form S-8 (Registration No. 333-30531) registered 1,864,895 shares (the "Shares") of Common Stock, $.01 par value per share, of EPIX Medical, Inc. (the "Company") to be offered pursuant to the Company's Amended and Restated 1992 Equity Incentive Plan. The Shares registered was overstated by 2,567. This Post-Effective Amendment is filed to deregister the excess 2,567 Shares. The Registration Statement on Form S-8 is thus amended to register 1,862,328 shares of the Company's Common Stock, $.01 par value per share.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on August 25, 1997.

                                   EPIX MEDICAL, INC.


                                   By: /s/ Michael D. Webb
                                       -----------------------------------------
                                           Michael D. Webb
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                   Title                                  Date
         ---------                                   -----                                  ----

/s/ Michael D. Webb                         President, Chief Executive                  August 25, 1997
------------------------------------        Officer and Director
Michael D. Webb                             (Principal Executive
                                            Officer)


/s/ William T. Whelan                       Chief Financial Officer and                 August 25, 1997
------------------------------------        Vice President, Finance and
Jeffrey R. Lentz                            Administration (Principal
William T. Whelan, Attorney-in-Fact         Financial Officer and
                                            Principal Accounting Officer)


/s/ William T. Whelan                       Chairman of the Board                       August 25, 1997
------------------------------------        and Director
Christopher F.O. Gabrieli
William T. Whelan, Attorney-in-Fact


/s/ William T. Whelan                       Director                                    August 25, 1997
------------------------------------
Stanley T. Crooke, M.D., Ph.D.
William T. Whelan, Attorney-in-Fact


/s/ William T. Whelan                       Director                                    August 25, 1997
------------------------------------
Luke B. Evnin, Ph.D.
William T. Whelan, Attorney-in-Fact






/s/ William T. Whelan                       Director                                    August 25, 1997
------------------------------------
Randall B. Lauffer, Ph.D.
William T. Whelan, Attorney-in-Fact
